Exhibit 16.1

                             Pannell Kerr Forster
                               New Garden House
                               78 Hatton Garden
                                London EC1N 8JA



Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.

Our Ref: 60/nyk

8 July 1998


Gentlemen:

We have read Item 4 of Form 8-K dated May 15, 1998, as amended July 8, 1998, of AremisSoft Corporation and are in agreement with the statements contained therein.


Very truly yours,


Pannell Kerr Forster